Exhibit 10.9

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT, dated as of May 11, 2010 (this "Agreement"), is by and between Ventrus Biosciences, Inc., a Delaware corporation (the “Company”), and Timothy Hofer ("Consultant").

WITNESSETH:

WHEREAS, Company is a development stage biomedical and pharmaceutical company;

WHEREAS, Consultant provides expertise in general matters relating to business and company development;

WHEREAS, Company desires that it be able to call upon the knowledge and experience of Consultant for consultation services and advice; and

WHEREAS, Consultant is willing to render such services to Company on the terms and conditions hereinafter set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

Section 1.  Services. Consultant agrees to provide general consulting services to Company focused on general business and company development (the “Services”); provided that the parties hereby acknowledge and agree that the Services shall not include, and at no time will Consultant be deemed to be providing to the Company, any legal services or legal advice.  Consultant hereby agrees that the Services shall be provided at such times and at such places as the Company shall reasonably request, and in accordance with the highest prevailing industry standards and practices for the performance of similar services.

Section 2.   Term of Agreement. The retention of the Consultant by the Company as provided in Section 1 above shall be for a period of one (1) year from the date hereof, unless sooner terminated in accordance herewith (the “Term”); provided, however, that the Term shall be extended automatically for such longer period time as may be agreed to in writing by Consultant and the Company. Notwithstanding anything to the contrary contained herein, the Agreement may be terminated by Consultant or the Company by either party providing the other with thirty (30) days prior written notice.  Immediately upon receipt of such notice from the Company, Consultant shall institute such reasonable termination procedures as may be specified in the notice and shall use his best efforts to minimize the cost to Company resulting from such termination.  Sections 5, 6, 7, 8 and 9 shall survive the expiration or termination of this Agreement.

Section 3. Compensation. As full compensation for the performance by Consultant of the Services hereunder, the Company shall grant Consultant on the date hereof the warrant to purchase shares of the Company’s common stock attached hereto as Appendix A.

Section 4.  Expenses.  The Company shall reimburse Consultant for all reasonable and necessary expenses incurred by Consultant in connection with the Services provided hereunder; provided, however, that such expenses are pre-approved in writing by the Company.

Section 5.  Confidential Information and Inventions.

(a)           Consultant recognizes and acknowledges that in the course of his duties Consultant is likely to receive confidential or proprietary information owned by the Company or third parties with whom the Company has an obligation of confidentiality.  Accordingly, during and after the Term, Consultant shall use his best efforts to protect the confidentiality of the Confidential and Proprietary Information and agrees to keep confidential and not disclose or make accessible to any other person or use for any other purpose other than in connection with the fulfillment of his duties under this Agreement, any Confidential and Proprietary Information (as defined below) owned by, or received by or on behalf of, the Company.  “Confidential and Proprietary Information” shall include, but shall not be limited to, confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to development programs, costs, revenues, marketing, investments, sales activities, promotions, credit and financial data, manufacturing processes, financing methods, plans or the business and affairs of the Company or of any client of the Company.  Consultant expressly acknowledges the trade secret status of the Confidential and Proprietary Information and that the Confidential and Proprietary Information constitutes a protectable business interest of the Company.  Consultant agrees: (i) not to use any such Confidential and Proprietary Information for himself or others; and (ii) not to take any Company material or reproductions (including but not limited to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof from the Company’s offices at any time during the Term, except as required in the execution of Consultant’s duties to the Company.  Consultant agrees to return immediately all Company material and reproductions (including but not limited, to writings, correspondence, notes, drafts, records, invoices, technical and business policies, computer programs or disks) thereof in his possession to the Company upon request and in any event immediately upon termination or expiration of the Term.

Section 6.  Insider Trading.  Consultant recognizes that in the course of his duties hereunder, Consultant may receive from the Company or others information that may be considered "material, nonpublic information" concerning a public company that is subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended.  Consultant agrees NOT to:

(a)           Purchase or sell, directly or indirectly, any securities of any company while in possession of relevant material, nonpublic information relating to such company received from the Company or others in connection herewith;

(b)           Provide Company with information with respect to any public company that may be considered material, nonpublic information with Company’s prior consent; or

(c)           Communicate any material, nonpublic information to any other person in which it is reasonably foreseeable that such person is likely to (i) purchase or sell securities of any company with respect to which such information relates, or (ii) otherwise directly or indirectly benefit from such information.

Section 7.  Representations, Warranties and Covenants of Consultant.  The Consultant hereby represents, warrants and covenants to the Company as follows:

(a)           Neither the execution or delivery of this Agreement nor the performance by Consultant of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default or breach of any covenant or obligation under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which Consultant is a party or by which he is bound.

(b)           Consultant has the full right, power and legal capacity to enter and deliver this Agreement, as applicable, and to perform his duties and other obligations hereunder.  This Agreement constitutes the legal, valid and binding obligation of Consultant enforceable against him in accordance with its terms.  No approvals or consents of any persons or entities are required for Consultant to execute and deliver this Agreement, as applicable, or perform his duties and other obligations hereunder.

Section 8.  Consultant not an Employee.  Company and Consultant hereby acknowledge and agree that Consultant shall perform the Services hereunder as an independent contractor and not as an employee or agent of Company.  Consultant will be solely responsible for all taxes, withholding and other similar statutory obligations.  Consultant is not to represent that he is an employee of Company under any circumstance.  In addition, nothing in this Agreement shall be construed as establishing any joint venture, partnership or other business relationship between the parties hereto or representing any commitment by either party to enter into any other agreement by implication or otherwise except as specifically stated herein.  Consultant shall not have any authority, express or implied, to bind Company to any agreement, contract, or other commitment.  Consultant further understands and agrees that this Agreement is entered into by Company on a non-exclusive basis.

Section 9.  Miscellaneous.

(a)           This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without giving effect to its principles of conflicts of laws.

(b)           Any dispute arising out of, or relating to, this Agreement or the breach thereof (other than Section 5 hereof), or regarding the interpretation thereof, shall be finally settled by arbitration conducted in New York City in accordance with the rules of the American Arbitration Association then in effect before a single arbitrator appointed in accordance with such rules.  Judgment upon any award rendered therein may be entered and enforcement obtained thereon in any court having jurisdiction.  The arbitrator shall have authority to grant any form of appropriate relief, whether legal or equitable in nature, including specific performance.  For the purpose of any judicial proceeding to enforce such award or incidental to such arbitration or to compel arbitration and for purposes of Section 5 hereof, the parties hereby submit to the exclusive jurisdiction of the Supreme Court of the State of New York, New York County, or the United States District Court for the Southern District of New York, and agree that service of process in such arbitration or court proceedings shall be satisfactorily made upon it if sent by registered mail addressed to it at the address referred to in paragraph (g) below.  The costs of such arbitration shall be borne proportionate to the finding of fault as determined by the arbitrator.  Judgment on the arbitration award may be entered by any court of competent jurisdiction.

(c)           This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and permitted assigns.

(d)           This Agreement, and Consultant’s rights and obligations hereunder, may not be assigned, delegated or otherwise subcontracted by Consultant.  The Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business or assets.

(e)           This Agreement cannot be amended orally, or by any course of conduct or dealing, but only by a written agreement signed by the parties hereto.

(f)           The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and such terms, conditions and provisions shall remain in full force and effect.  No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

(g)           All notices, demands or other communications desired or required to be given by any party to any other party hereto shall be in writing and shall be deemed effectively given upon (i) personal delivery to the party to be notified, (ii) upon confirmation of receipt of telecopy or other electronic transmission, (iii) one business day after deposit with a reputable overnight courier, prepaid for priority overnight delivery, or (iv) five days after deposit with the United States Post Office, postage prepaid, in each case to such party at the address set forth above, or to such other addresses and to the attention of such other individuals as any party shall have designated to the other parties by notice given in the foregoing manner.

(h)           This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof.  No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

(i)           The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

(j)           This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

(k)           As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.  Additionally, unless the context requires otherwise, "or" is not exclusive.

[Remainder of Page Intentionally Left Blank – Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above by proper person thereunto duly authorized.

VENTRUS BIOSCIENCES, INC.

By:	/s/ Thom Rowland
Name: Thom Rowland
Title: Acting President

CONSULTANT

/s/ Timothy Hofer
Timothy Hofer

Exhibit A

Form of Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW.  THIS WARRANT AND SUCH SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE PLEDGED, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE ACT.

VENTRUS BIOSCIENCES, INC.

Warrant for the Purchase of Shares of
Common Stock

No. [3]	[_____] Shares

                      FOR VALUE RECEIVED, VENTRUS BIOSCIENCES, INC., a Delaware corporation (the “Company”), hereby certifies that Timothy Hofer, its designee or its permitted assigns is entitled to purchase from the Company, at any time or from time to time commencing on April [__], 2010 and prior to 5:00 P.M., New York City time, on April [__], 2017 (the “Exercise Period”), [__,000] fully paid and non-assessable shares of common stock, $0.001 par value per share, as adjusted pursuant to Section 3 hereof.  The purchase price per share shall be equal to the price per share of common stock issued in the Company’s next equity financing (or series of related equity financings) sufficient to trigger conversion of its presently existing senior convertible promissory notes in an aggregate principal amount equal to $[________] on the date hereof (the “Senior Bridge Notes”) into shares of capital stock, pursuant to the terms thereof (a “Qualified Financing”).  Notwithstanding the foregoing, in the event that no such Qualified Financing occurs by September 10, 2010, then such price per share shall be equal to the fair market value of the Company’s common stock, as determined pursuant to a valuation performed by an independent appraisal firm using generally accepted valuation principles under Internal Revenue Code Section 409A (“Section 409A”).  (Hereinafter, (i) said common stock, $0.001 par value per share, of the Company, is referred to as the “Common Stock”; (ii) the shares of the Common Stock (subject to adjustment as set forth herein) purchasable hereunder are referred to as the “Warrant Shares”; (iii) the aggregate purchase price payable for the Warrant Shares purchasable hereunder is referred to as the “Aggregate Warrant Price”; (iv) the price payable (as determined in accordance herewith) for each of the Warrant Shares hereunder is referred to as the “Per Share Warrant Price”; (v) the holder of this Warrant is referred to as the “Holder”; and (vi) the then Current Market Price per share of the Common Stock (the “Current Market Price”) shall be deemed to be the average closing sale price of the Common Stock for the ten (10) Trading Days (as defined below) immediately prior to such date or, in case no such reported sales take place on such days, the average of the last reported bid and asked prices of the Common Stock on such days, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the per share sale price of the Common Stock in the over-the-counter market as reported by the OTC Bulletin Board or another over the counter market, or if not so available, the fair market value of the Common Stock as determined in good faith by the Company’s Board of Directors.  A “Trading Day” shall mean any day on which such principal exchange or market is open for trading, or if there is no such exchange or market, then any day except Saturdays, Sundays or federal holidays.  The Company hereby represents and warrants that the Per Share Warrant Price will equal the fair market value of a Warrant Share determined on the date of determination in accordance with the principles of Section 409A.  The Aggregate Warrant Price is not subject to adjustment.

1.           Exercise of Warrant.

             (a)           This Warrant may be exercised in whole at any time, or in part from time to time, by the Holder during the Exercise Period:

(i)           by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in subsection 8(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part, with payment for the Warrant Shares made by certified or official bank check payable to the order of, or wire transfer of immediately available funds to, the Company; or

                               (ii)           by the surrender of this Warrant (with the cashless exercise form at the end hereof duly executed) (a “Cashless Exercise”) at the address set forth in subsection 8(a) hereof.  Such presentation and surrender shall be deemed a waiver of the Holder’s obligation to pay the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part.  In the event of a Cashless Exercise, the Holder shall exchange its Warrant for that number of Warrant Shares subject to such Cashless Exercise multiplied by a fraction, the numerator of which shall be the difference between the then Current Market Price and the Per Share Warrant Price, and the denominator of which shall be the then Current Market Price.  For purposes of any computation under this subparagraph (ii), the then Current Market Price shall be based on the Trading Day immediately prior to the Cashless Exercise.

             (b)           If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock and the Holder is entitled to receive a new Warrant covering the Warrant Shares that have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares.  Upon surrender of this Warrant in connection with the exercise of this Warrant pursuant to the terms hereof, the Company will (i) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled upon such exercise and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (ii) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof, if this Warrant is exercised in part, pursuant to the provisions of this Warrant.

2.           Reservation of Warrant Shares; Listing.

                      The Company agrees that, prior to the expiration of this Warrant, the Company shall at all times (a) have authorized and in reserve, and shall keep available, solely for issuance and delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer, other than under Federal or state securities laws, and free and clear of all preemptive rights and rights of first refusal and (b) if the Company hereafter lists its Common Stock on any national securities exchange, use its commercially reasonable efforts to keep the Warrant Shares authorized for listing on such exchange upon notice of issuance.

3.           Certain Adjustments.

                      (a)           If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute to all holders of shares of Common Stock by reason of their ownership thereof evidence of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in subsection 3(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor (any such non-excluded event being herein called a “Special Dividend”)), the Per Share Warrant Price shall be adjusted (effective upon such issuance or distribution) by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then-current Per Share Warrant Price less the fair market value (as determined in good faith by the Company’s Board of Directors) of the evidence of indebtedness, cash, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be the then-current Per Share Warrant Price.  An adjustment made pursuant to this subsection 3(a) shall become effective immediately prior to the payment date but after the record date of any such Special Dividend. If such dividend, distribution, subdivision or combination is not consummated in full, the Per Share Warrant Price and Warrant Shares shall be readjusted accordingly.

                      (b)           In case the Company shall hereafter (i) pay a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reverse-split its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, then the Per Share Warrant Price and the number of Warrant Shares shall forthwith be proportionately decreased and increased, respectively, in the case of a subdivision, distribution or stock dividend, or proportionately increased and decreased, respectively, in the case of a combination or reverse stock split.  The Aggregate Warrant Price payable for the then total number of Warrant Shares available for exercise under this Warrant shall remain the same.  Adjustments made pursuant to this subsection 3(b) shall become effective on the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If such dividend, distribution, subdivision or combination is not consummated in full, the Per Share Warrant Price and Warrant Shares shall be readjusted accordingly.

                      (c)           In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of all or substantially all of the assets of the Company, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company but excluding any exchange of securities or merger with another corporation in which the Company is a continuing corporation and that does not result in any reclassification of or similar change in the Common Stock), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant; provided, however, that if the Holder of this Warrant shall have the right thereafter to cash or in the event that the payment of securities, cash or other property as contemplated hereunder on exercise of this Warrant triggers or could reasonably be expected to trigger adverse tax consequences on the Holder of this Warrant under Section 409A, such payment shall be made to the Holder of this Warrant on the consummation of the transaction described in this Section 3(c).  The above provisions of this subsection 3(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances.  The Company shall require the issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant to be responsible for all of the agreements and obligations of the Company hereunder.  Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holder not less than twenty (20) days prior to such event.  A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                      (d)           No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, further, however, that adjustments shall be required and made in accordance with the provisions of this Section 3 (other than this subsection 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution, if any, to the Holder of this Warrant or Common Stock issuable upon the exercise hereof.  All calculations under this Section 3 shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.  Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

                               (e)           The number of Warrant Shares issuable upon exercise of this Warrant shall be automatically adjusted in the event that the Company consummates a Qualified Financing on or after the date hereof, such that this Warrant is exercisable into [__] percent (__%) of the Company’s outstanding Common Stock determined on a fully diluted basis, after giving effect to such Qualified Financing (including the conversion into capital stock of any Senior Bridge Notes triggered by such Qualified Financing).  The Company shall promptly issue a replacement Warrant to Holder reflecting the aggregate number of Warrant Shares underlying this Warrant, after any adjustment provided herein.  Once the Company has consummated a Qualified Financing, then the adjustment provided for herein shall terminate.  For the avoidance of doubt, the number of Warrant Shares underlying this Warrant shall be adjusted after giving effect to such Qualified Financing, so that the Warrant Shares equal [__] percent (__%) of the sum of (i) then-outstanding shares of Common Stock, plus (ii) all Equity Securities issued to holders of the Company’s Senior Bridge Notes pursuant to the conversion thereof triggered by the Equity Financing, plus (iii) the Equity Securities issuable to investors investing directly into such Qualified Financing, in each case determined on a fully diluted basis.

(f)           Whenever the Per Share Warrant Price or the number of Warrant Shares is adjusted as provided in this Section 3 and upon any modification of the rights of the Holder in accordance with this Section 3, the Company shall promptly prepare a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder.  The Company may, but shall not be obligated to unless requested by the Holder, obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Share Warrant Price and the number of Warrant Shares in effect after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holder.

                                (g)           If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holder not less than ten (10) days prior to the record date fixed for determining stockholders entitled to participate in such dividend or other distribution.

                                (h)           If, as a result of an adjustment made pursuant to this Section 3, the Holder thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder promptly after such adjustment) shall determine, in good faith, the allocation of the adjusted Per Share Warrant Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

(i)           In case any event shall occur as to which the other provisions of this Section 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of the adjustments set forth in this Section 3 then, in each such case, the Board of Directors of the Company shall in good faith determine the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon such determination, the Company will promptly mail a copy thereof to the Holder and shall make the adjustments described therein.

(j)           Upon the expiration of any rights, options, warrants or conversion privileges with respect to the issuance of which an adjustment to the Per Share Warrant Price had been made, if such option, right, warrant or conversion shall not have been exercised, the number of Warrant Shares purchasable upon exercise of this Warrant, to the extent this Warrant has not then been exercised, shall, upon such expiration, be adjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (A) the number of shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion privileges, and (B) the amount of consideration actually received by the Company upon such exercise plus the amount of consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of Warrant Shares purchasable upon exercise of this Warrant by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion privileges.

(k)           It is intended that any adjustment under this Section 3 shall be performed in a manner consistent with Section 409A.

4.           Fully Paid Stock; Taxes.  The shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, subject to compliance by the Holder with the terms hereof, at the time of such delivery, be duly authorized, validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights or rights of first refusal imposed by any agreement to which the Company is a party, and the Company will take all such actions as may be necessary to assure that the par value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price.  The Company shall pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or any certificate thereof to the extent required because of the issuance by the Company of such security.

5.           Investment Intent; Limited Transferability.

                      (a)           By accepting this Warrant, the Holder represents to the Company that it understands that this Warrant and any securities obtainable upon exercise of this Warrant have not been registered for sale under Federal or state securities laws and are being offered and sold to the Holder pursuant to one or more exemptions from the registration requirements of such securities laws.  In the absence of an effective registration of such securities or an exemption therefrom, any certificates for such securities shall bear the legend set forth on the first page hereof.  The Holder understands that it must bear the economic risk of its investment in this Warrant and any securities obtainable upon exercise of this Warrant for an indefinite period of time, as this Warrant and such securities have not been registered under Federal or state securities laws and therefore cannot be sold unless subsequently registered under such laws, unless an exemption from such registration is available.  The Holder further represents to the Company, by accepting this Warrant, that it has full power and authority to accept this Warrant and make the representations set forth herein.

                      (b)           The Holder, by its acceptance of this Warrant, represents to the Company that it is acquiring this Warrant and will acquire any securities obtainable upon exercise of this Warrant for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Act.  The Holder agrees, by acceptance of this Warrant, that this Warrant and any such securities issuable under this Warrant will not be sold or otherwise transferred unless (i) a registration statement with respect to such transfer is effective under the Act and any applicable state securities laws or (ii) such sale or transfer is made pursuant to one or more exemptions from the Act.

                      (c)           In addition to the limitations set forth in Section 1 and in accordance with the legend on the first page hereof, this Warrant may not be sold, transferred, assigned or hypothecated by the Holder except in compliance with the provisions of the Act and the applicable state securities “blue sky” laws, and is so transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered Holder as it appears on the Company’s books at any time as the Holder for all purposes.  The Company shall permit the Holder or its duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered Holder.  All Warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the holder thereof shall be identical to those of the Holder unless, in each case, otherwise prohibited by applicable law.

                      (d)           The Holder has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Warrant or the exercise of the Warrant; and (ii) the opportunity to request such additional information which the Company possesses or can acquire without unreasonable effort or expense.

                      (e)           The Holder did not (i) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attend any seminar, meeting or investor or other conference whose attendees were, to such Holder’s knowledge, invited by any general solicitation or general advertising.

                      (f)           The Holder is acquiring the Warrants for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Act, without prejudice, however, to the Holder’s right, subject to the provisions of the Warrant, at all times to sell or otherwise dispose of all or any part of such Warrant and Warrant Shares.

                      (g)           Either by reason of such Holder’s business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by the Company or any affiliate, finder or selling agent of the Company, directly or indirectly), such Holder has the capacity to protect such Holder’s interests in connection with the transactions contemplated by this Warrant.  The Holder, by its acceptance of this Warrant, represents to the Company that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant.  The Holder also represents it has not been organized for the purpose of acquiring this Warrant.

6.           Loss, etc., of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7.           Warrant Holder Not Stockholder.  This Warrant does not confer upon the Holder any right to vote on or consent to or receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, nor any other rights or liabilities as a stockholder, prior to the exercise hereof; this Warrant does, however, require certain notices to the Holder as set forth herein.

8.           Communication.  No notice or other communication under this Warrant shall be effective or deemed to have been given unless, the same is in writing and is mailed by certified first-class mail, postage prepaid, or via recognized overnight courier with confirmed receipt, addressed to:

(a)	the Company at Ventrus Biosciences, Inc., at [_____________]; or

(b)	the Holder at 49 Columbia Place, Apt. 1, Brooklyn, NY 11201 or other such address as the Holder has designated in writing to the Company.

9.           Headings.  The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

10.           Applicable Law.  This Warrant shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.

11.           Amendment, Waiver, etc.  This Warrant may be amended and the observance of any term of this Warrant may be waived, discharged or terminated only with the written consent of the Company and the Holder.

*  *  *  *  *

           IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by the undersigned duly authorized officer, this [__]th day of April, 2010.

VENTRUS BIOSCIENCES, INC.

By:	__________________________
Name:	Thomas Rowland
Title:	Acting President

SUBSCRIPTION (cash)

                      The undersigned, ___________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________________ shares of the Common Stock, par value $0.001 per share, of Ventrus Biosciences, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:	Signature:

Address:

CASHLESS EXERCISE

                      The undersigned _____________, pursuant to the provisions of the foregoing Warrant, hereby elects to exchange its Warrant for ___________________ shares of Common Stock, par value $0.001 per share, of Ventrus Biosciences, Inc. pursuant to the Cashless Exercise provisions of the Warrant.

Dated:	Signature:

Address:

ASSIGNMENT

                      FOR VALUE RECEIVED _______________ (“Assignor”) hereby sells, assigns and transfers unto ____________________ (“Transferee”) the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _____________________, attorney, to transfer said Warrant on the books of Ventrus Biosciences, Inc.  By acceptance of the foregoing Warrant, Transferee shall become a Holder under said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.

ASSIGNOR:

Dated:	Signature:

Address:

TRANSFEREE:

Dated:	Signature:

Address:

PARTIAL ASSIGNMENT

                      FOR VALUE RECEIVED _______________ (“Assignor”) hereby assigns and transfers unto ____________________ (“Transferee”) the right to purchase _______ shares of Common Stock, par value $0.001 per share, of Ventrus Biosciences, Inc. covered by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced thereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer such part of said Warrant on the books of Ventrus Biosciences, Inc.  By acceptance of the proportionate part of foregoing Warrant, Transferee shall become a Holder under said proportionate part of said Warrant and subject to the rights, obligations and representations of Holder set forth in said Warrant.

ASSIGNOR:

Dated:	Signature:

Address:

TRANSFEREE:

Dated:	Signature:

Address: